REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Video Surveillance Limited Liability Company

We have audited the accompanying financial statements of Video Surveillance Limited Liability Company (a Texas corporation), which comprise the balance sheet as of December 31, 2016 and 2015 and the related statements of operations, changes in stockholders’ deficit, and cash flows for the year ended December 31, 2016 and the period of April 9, 2015 through December 31, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and also conducted in accordance with GAAS. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Video Surveillance Limited Liability Company as of December 31, 2016 and 2015 and the results of their operations and their cash flows for the year then ended December 31, 2016 and the period between April 9, 2015 through December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company was out of compliance with its debt covenants as of December 31, 2016. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

/s/ Assurance Dimensions
Certified Public Accountants

Coconut Creek,

November 22, 2017

Video Surveillance Limited Liability Company

Balance Sheets

	December 31, 2016	December 31, 2015
ASSETS
Current Assets
Cash	$136,237	$174,808
Accounts receivable, net	370,659	205,276
Capitalized job costs	-	5,576
Due from related party	89,900	-
Other current assets	8,186	8,432
Total Current Assets	604,982	394,092

Property and Equipment, net	140,988	236,205
Goodwill, net	555,471	622,463
Intangible assets, net	452,631	616,164

TOTAL ASSETS	$1,754,072	$1,868,924

LIABILITIES AND MEMBER’S CAPITAL ACCOUNT
Current Liabilities
Accounts payable	$75,123	$104,460
Accounts payable - related parties	35,933	41,151
Credit card payable	14,385	11,198
Accrued expenses	7,762	733
Line of credit	164,541	2,141
Deferred Revenue	110,593	164,122
Other current liabilities	6,922	10,150
Note payable, current portion, net of deferred loan costs	115,462	103,032
Total Current Liabilities	530,721	436,987

Note payable, net of current portion and deferred loan costs	1,410,761	1,529,124
Total Liabilities	1,941,482	1,966,111

Commitments and contingencies (see Note 8)

Member’s Capital Account
Capital Account, 1,000 membership unit authorized; 1,000 issued and outstanding, respectively	(187,410)	(97,187)
Total Member’s Capital Account	(187,410)	(97,187)

TOTAL LIABILITIES AND MEMBER’S CAPITAL ACCOUNT	$1,754,072	$1,868,924

The accompanying notes are an integral part of these financial statements

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Video Surveillance Limited Liability Company

Statements of Operations

	Year Ended	For the Period April 9, 2015 (Inception)
	December 31, 2016	through December 31, 2015

Sales, net of discounts	$3,149,522	$1,457,384

Cost of Sales	1,963,225	780,704
Gross Profit	1,186,297	676,680

Operating Expenses:
Advertising	69,973	71,395
Selling, General and Administrative	420,013	149,759
Bad Debt Expense	15,646	24,415
Compensation and Related Taxes	384,999	258,204
Depreciation	95,217	67,445
Amortization	230,525	163,288
Total Operating Expenses	1,216,373	734,506

Other Income (Expense):
Interest	(60,152)	(40,497)
Interest Income	5	136
Net Income (Loss)	$(90,223)	$(98,187)

The accompanying notes are an integral part of these financial statements

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Video Surveillance Limited Liability Company

Statements of Changes in Member’s Capital Account

For the year ended December 31, 2016 and the period from April 9, 2015 (Inception) through December 31, 2015

	Sole Member
	Interest	Total

Balance, April 09, 2015 (Inception)	$-	$-

Issuance of Member Unit Interest	1,000	1,000
Net Loss	(98,187)	(98,187)

Balance, December 31, 2015	$(97,187)	$(97,187)

Net Loss	(90,223)	(90,223)

Balance, December 31, 2016	$(187,410)	$(187,410)

The accompanying notes are an integral part of these financial statements

3

Video Surveillance Limited Liability Company

Statements of Cash Flows

	For the Year Ended	For the Period April 9, 2015 (Inception)
	December 31, 2016	through December 31, 2015
Cash flows from Operating activities
Net Income (Loss)	$(90,223)	$(98,187)
Adjustments to Reconcile Net Income (Loss) to Net Cash provided by Operating Activities:
Depreciation expense	95,217	67,445
Amortization of intangibles	230,525	163,288
Amortization of deferred loan costs	4,729	3,350
Changes in operating assets and liabilities:
Accounts receivable	(165,383)	(205,276)
Other current assets	246	(8,432)
Accounts payable	(29,337)	104,460
Accounts payable - related party	(5,218)	41,151
Credit card payable	3,187	11,198
Accrued expenses	7,029	733
Capitalized job costs	5,576	(5,576)
Deferred Revenue	(53,529)	164,122
Accounts payable and other accrued liabilites	(3,228)	10,150
Cash provided (used) in operating activities	(409)	248,426

Cash flows from investing activities
Acquisition of Company	-	(1,705,565)
Due from related party	(89,900)	-
Capital Expenditures/(Disposals)	-	-
Cash used in investing activities	(89,900)	(1,705,565)

Cash flows from financing activities
Issuance of stock	-	1,000
Proceeds from line of credit	305,000	-
Repayments to line of credit	(142,600)	2,141
Proceeds from note payable	-	1,700,000
Repayments of note payable	(110,662)	(71,194)
Cash provided by financing activities	51,738	1,631,947

Net change in cash	(38,571)	174,808
Cash at beginning of period	174,808	-
Cash at end of period	$136,237	$174,808

Supplemental cash flow information
Cash paid for interest	$60,152	$40,497
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements

4

Video Surveillance Limited Liability Company

Notes to Financial Statements

December 31, 2016 and 2015

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Virtual Surveillance LLC. was incorporated in the State of Texas on February 25, 2003. On April 9, 2015 the assets of Virtual Surveillance LLC were acquired by an individual who subsequently incorporated Video Surveillance Limited Liability Company, (the “Company”), in the State of Texas on February 26, 2015 (see Note 2). The Company is an integrator of security products and low voltage technology such as security cameras, access control, structure cabling, Wi-Fi and digital signage. The Company’s services enable its clients to cost-effectively have one vendor that can provide services across their geographically dispersed locations. The Company’s primary focus is to provide high value-added commercial security products and services to manufacturing, distribution, healthcare, entertainment, and a number of Fortune 500 clients in North America.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates. Significant estimates made by management include, but are not limited to, the useful life of property, allowance for bad debt and equipment and valuation of intangible assets.

Cash and Cash Equivalents

All highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2016 and 2015.

Fair Value of Financial Instruments

The Company follows FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

FASB ASC 825-10-25 Fair Value Option expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

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Video Surveillance Limited Liability Company

Notes to Financial Statements

December 31, 2016 and 2015

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable, accrued expenses, notes payable and due to related parties approximate their estimated fair market value based on the short-term maturity of these instruments. The carrying amount of the notes and convertible promissory notes approximates the estimated fair value for these financial instruments as management believes that such notes constitute substantially all of the Company’s debt and the interest payable on the notes approximates the Company’s incremental borrowing rate. In addition, per ASU 2013-04, Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation is Fixed at the Reporting Date, the Company has recorded notes payable for the amount it has agreed to pay pursuant to arrangements made.

Accounts Receivable

The Company extends thirty-day credit terms to certain customers based on credit worthiness. Management reviews any account receivable balances over thirty days. Account balances that are deemed to be uncollectible are charged to the bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote.  At December 31, 2016 and the period from April 9, 2015 (Inception) through December 31, 2015, management determined that an allowance of $40,061 and $24,515 was necessary as of December 31, 2016 and 2015, respectively. During the years ended December 31, 2016 and 2015, the Company recognized $15,646 and $24,415 respectively of expenses related to uncollectible accounts receivable.

Property and Equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets.

Intangible Assets

The Company amortizes identifiable intangible assets over their useful lives on a straight line basis. The Company elected to follow ASU 350-20-15 an accounting alternative for goodwill which allows private companies to recognize goodwill upon acquisition and amortize the goodwill on a straight line basis over a ten year term.

Impairment of Long-Lived Assets

Long-Lived Assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360-10-35-15, “Impairment or Disposal of Long-Lived Assets”. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Loan Costs

In 2015, the Company incurred loan costs associated with the issuance of the note payable. The Company has early adopted ASU 2015-3 “Interest – Imputation of Interest” - Simplifying the Presentation of Debt Issuance Costs. The loan costs are recorded as a debt discount and amortized to interest expense over the terms of the note payable.

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Video Surveillance Limited Liability Company

Notes to Financial Statements

December 31, 2016 and 2015

Revenue Recognition

The Company follows the guidance of the FASB ASC 605-10-S99 “Revenue Recognition Overall – SEC Materials. The Company records revenue when persuasive evidence of an arrangement exists, product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.  The Company derives revenue from installations of camera equipment and online sales of security equipment and cameras from customers via the internet in virtually all industries including retail, manufacturing, healthcare, and government agencies. Revenues are recognized net of expected returns, which we estimate using historical return patterns as a percentage of sales and our expectation of future returns.

Cost of Sales

Cost of sales includes cost of finished goods products and shipping in and out costs. There was no depreciation expense that was allocable to cost of retail sales.

Shipping costs

Shipping costs are included in cost of sales and were deemed to be not material for the year ended December 31, 2016 and the period of April 9, 2015 (Inception) through December 31, 2015, respectively.

Warranties

The Company provides a general warranty for products and services from one to two years from the date of purchase or service. Historically, the Company has had negligible costs associated with warranty expense and therefore has not allowed for the expense on their financial statements.

Advertising

Advertising is expensed as incurred. Advertising expenses for year ended December 31, 2016 and the period from April 9, 2015 through December 31, 2015 were $69,973 and $71,395, respectively.

Income Taxes

The LLC is a single member limited liability company and was structured as a disregarded entity for U.S. Federal, state and local income tax purposes. Accordingly, no provision for income taxes is made in the LLC’s financial statements.

The Company last filed an income tax return for the year ended December 31, 2016. The tax years ending December 31, 2016 and 2015 are subject to examination by the Internal Revenue Service Center.

Concentration of Credit Risks

Financial instruments that potentially subject the company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp. limits. At December 31, 2016 and 2015, there was no uninsured cash. Other financial instruments include notes payable and amounts due to related parties. Due to the short-term maturity of these obligations and the stated interest rates on notes payable, the carrying value of these instruments represent their fair value.

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Video Surveillance Limited Liability Company

Notes to Financial Statements

December 31, 2016 and 2015

Concentration of Major Customers

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable, trade. The Company places its cash with high credit quality financial institutions. Almost all of the Company’s sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

During the year ended December 31, 2016, one customer accounted for 29% of revenues. During the period from April 9, 2015 (Inception) through December 31, 2015, two customers accounted for 31% of revenues.

Customer 1	12%
Customer 2	19%
Total	31%

As of December 31, 2016, three customers accounted for 65% of total accounts receivable. The following is a list of percentage of accounts receivable owed by the three customers:

Customer 1	38%
Customer 2	15%
Customer 3	12%
Total	65%

As of December 31, 2015, two customers accounted for 60% of total accounts receivable.

Customer 1	41%
Customer 2	19%
Total	60%

Related Parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

The Company conducts business with AppexCCTV, LLC (Apex), an entity under common control of the Company, and the Company’s managing member.

8

Video Surveillance Limited Liability Company

Notes to Financial Statements

December 31, 2016 and 2015

The Company recorded the following balances related to Apex and the Company’s managing member:

	December 31, 2016	December 31, 2015
Purchases from Apex	$1,167,000	$468,000

Due from Related Party:
Apex	$89,900	$-

Accounts Payable:
Apex	$-	$5,218
Managing Member	$35,933	$35,933

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update, Revenue from Contracts with Customers. The effective date for this Standard for nonpublic entities is annual reporting periods beginning after December 15, 2017, with early adoption permitted for annual periods beginning after December 15, 2016. ASU 2014-09 outlines a new, single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. This new revenue recognition model provides a five-step analysis in determining when and how revenue is recognized. The new model will require revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration an organization expects to receive in exchange for those goods or services. The Organization is currently assessing the impact that adopting this new accounting guidance will have on its financial statements and footnote disclosures.

In February 2016, the FASB issued Accounting Standards Update, Leases (Topic 842), intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the statement of assets, liabilities, and members’ equity (deficit)—the new ASU will require both types of leases to be recognized on the statement of assets, liabilities, and members’ equity (deficit). The ASU on leases will take effect for all non-public companies for fiscal years beginning after December 15, 2019.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 2 –ACQUISITION OF VIRTUAL SURVEILLANCE, LLC

On April 9, 2015 the assets of Virtual Surveillance LLC were acquired by an individual who previously incorporated the Company, in the State of Texas on February 26, 2015. The acquisition of Virtual Surveillance LLC was made since it was an established profitable business that could be leveraged for additional growth and acquisitions. On the acquisition date the Company purchased property and equipment with a fair market value of $78,650, ERP software with a fair market value of $225,000, intangible assets with a fair value of $732,000, and at the time of the acquisition, goodwill was valued at $669,915 in exchange for the purchase price of $1,705,565 (see Note 7). The Company has elected the option to amortize goodwill over 10 years (see Note 5).

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Video Surveillance Limited Liability Company

Notes to Financial Statements

December 31, 2016 and 2015

NOTE 3 – GOING CONCERN CONSIDERATIONS

The accompanying financial statements are prepared assuming the Company will continue as a going concern.  At December 31, 2016, the Company had retained earnings of approximately $1.9 million, a stockholders’ deficit of approximately $24,000 and a working capital of $1,387,211. The net cash used in operating activities for the year ended December 31, 2016 totaled $409. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issue date of this report. The ability of the Company to continue as a going concern is dependent upon increasing sales and obtaining additional capital and financing.  While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The Company's limited financial resources have prevented the Company from aggressively advertising its products and services to achieve consumer recognition. The financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated life	December 31, 2016	December 31, 2015
Computer Equipment	3 years	$17,500	$17,500
Office Equipment	3 years	10,650	10,650
Telephone System	3 years	12,500	12,500
ERP Software	3 years	225,000	225,000
Vehicles	6 years	34,000	34,000
Furniture & Fixtures	4 years	4,000	4,000
Less: Accumulated depreciation		(162,662)	(67,445)
		$140,988	$236,205

For the year ended December 31, 2016 and the period from April 9, 2015 (Inception) through December 31, 2015, depreciation expense amounted to $95,217 and $67,445, respectively.

NOTE 5 – INTANGIBLE ASSETS

In connection with the purchase of the assets of Virtual Surveillance LLC (see Note 2) goodwill and other intangible assets are being amortized on a straight line basis over their useful lives.

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Video Surveillance Limited Liability Company

Notes to Financial Statements

December 31, 2016 and 2015

Intangible assets consist of the following:

	2016	2015	Useful Lives
Intangible assets:
Goodwill	$669,915	$669,915	10 years
Customer Relationships	117,000	117,000	6 years
Brand	143,000	143,000	10 years
Technology	265,000	265,000	3 years
Non-Compete Agreements	207,000	207,000	5 years
Total	1,401,915	1,401,915
Less: Accumulated amortization	(393,813)	(163,288)
	$1,008,102	$1,238,627

Amortization expense related to goodwill and the other intangible assets for the year ended December 31, 2016 and the period of April 9, 2015 (Inception) through December 31, 2015 was $230,525 and $163,288, respectively.

The future estimated aggregate annual amortization expense on intangible assets is as follows:

Year Ending		Customer			Non-Compete
December 31,	Goodwill	Relationships	Brand	Technology	Agreements	Total
2017	$66,992	$19,500	$14,300	$88,333	$41,400	$230,525
2018	66,992	19,500	14,300	25,764	41,400	167,956
2019	66,992	19,500	14,300	-	41,400	142,192
2020	66,992	19,500	14,300	-	12,075	112,867
2021	66,992	5,687	14,300	-	-	86,979
Thereafter	220,514	-	47,071	-	-	267,585
	$555,474	$83,687	$118,571	$114,097	$136,275	$1,008,104

NOTE 6 – LINE OF CREDIT

In April 2015, the Company jointly and severally liable with Apex jointly established a $350,000 revolving line of credit that expired on April 7, 2016. The line of credit is guaranteed by the Company’s managing member and collateralized by all of the assets of the Company. The line of credit was subsequently renewed for an additional two years with an expiration date of April 7, 2018. The line of credit has an interest rate of prime plus 1. The interest rate was 5.12% and 4.50% as of December 31, 2016 and 2015, respectively. In the period of April 9, 2015 through December 31, 2015 the Company had borrowings of $6,631 and repayments of $4,490. For the year ended December 31, 2016 the Company had borrowings of $305,000 and repayments of $142,600. The balance outstanding on the line of credit was $164,541 and $2,141 as of December 31, 2016 and 2015, respectively. The amount of unused commitments was $185,459 and $347,859 as of December 31, 2016 and 2015, respectively.

NOTE 7 – NOTE PAYABLE

In April 2015, the Company that is jointly and severally liable with Apex, a related party, executed a $2,312,600 note payable with a ten year maturity date at an interest rate of 4.35%. The note payable is guaranteed by the Company’s managing member and his spouse and collateralized by all of the assets of the Company. The Company apportioned seventy six percent of the note payable liability to itself and the remaining twenty four percent of the liability to Apex. The Company recorded deferred loan costs of $43,994 and Apex recorded deferred loan costs of $15,306 which is being amortized on a straight line basis over the term of the note. As of December 31, 2016 and 2015 the total balance owed on the note payable by both entities was $1,991,554 and $2,186,964, respectively. As of December 31, 2016 and 2015 the Company’s balance of the note payable net of deferred loan costs was $1,526,223 and $1,632,156, respectively. The total remaining principal balance of the note as of December 31, 2016 and 2015 was $1,565,438 and $1,676,100, respectively.

11

Video Surveillance Limited Liability Company

Notes to Financial Statements

December 31, 2016 and 2015

Principle payments of debt are as follows:

Year Ending
December 31,	Amount
2017	$160,297
2018	167,411
2019	174,840
2020	182,599
2021	190,702
Thereafter	698,937
$1,574,785

The Company failed to meet the debt service coverage ratio as of December 31, 2016.

NOTE 8 – COMMITMENTS

Leases:

The Company executed a lease for office space on March 15, 2015 with a four year term beginning on April 1, 2015 and ending on March 31, 2019 with the landlord and Apex, a related party. The Company has the option to renew the lease for an additional six years after the expiration date. The monthly rent expense is $11,371. In the event of default by the Company or Apex, the full amount of the rental obligation would be the responsibility of either party. The Company is allocated $5,685 as a monthly rent expense and Apex is allocated $5,684 as a monthly rent expense on their financial statements.

The below chart displays the minimum annual lease payments for the Company.

Year ended:
2017	$68,226
2018	68,226
2019	17,057
$153,509

Rent expense for the year ended December 31, 2016 and 2015 was $68,226 and $49,681, respectively.

NOTE 9 – SUBSEQUENT EVENTS

Management has assessed subsequent events through November 22, 2017, the date on which the financial statements were available to be issued.

Effective April 20, 2017, the Company and Apex entered into a Securities Purchase Agreement (SPA) with DirectView Holdings, Inc., a Nevada corporation (DVH).

According to the terms of the SPA, the Seller (the Company, Apex and Mark D. Harris) transferred to DVH all of the issued and outstanding equity interests of the Company and Apex (jointly the “Acquisition Companies”). Pursuant to the terms of the SPA upon completion of an audit of the financial statements of the Company, DVH shall pay the Seller for the Acquisition Companies. The price of the Acquisition Companies is contingent upon agreed upon terms described in Form 8K filed with the Securities Exchange Commission on April 26, 2017.

12